UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2012

CHENIERE ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-33366	20-5913059
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities.
On October 26, 2012, Blackstone CQP Holdco LP (the “Purchaser”) acquired 20,000,000 Class B Units (the “Class B Units”) issued by Cheniere Energy Partners, L.P. (the “Partnership”) for consideration of $300,000,000, as contemplated by the Unit Purchase Agreement, dated as of May 14, 2012, as amended by a letter agreement, dated August 9, 2012, by and among Cheniere Energy, Inc., the Partnership and the Purchaser.
The issuance of the Class B Units to the Purchaser was made in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) and Regulation D thereof.

Item 7.01.    Regulation FD Disclosure.

On October 30, 2012, Cheniere Energy Partners, L.P. issued a press release announcing the expiration and final results of the cash tender offer by its wholly owned subsidiary, Sabine Pass LNG, L.P. (“SPLNG”), relating to any and all of SPLNG's outstanding 7.25% Senior Secured Notes due 2013. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

The information included in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference to this Item 7.01 in such a filing.

Item 9.01    Financial Statements and Exhibits.
d)    Exhibits

Exhibit No.	Description

99.1*	Press release, dated October 30, 2012.
_________________
* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS, L.P.

	By:	CHENIERE ENERGY PARTNERS GP, LLC,
its general partner

Date: October 30, 2012	By:	/s/ Meg A. Gentle
	Name:	Meg A. Gentle
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press release, dated October 30, 2012.
_________________
* Furnished herewith.